                                                 Rule 424(b)(3)
                                                 File No. 33-62479

Pricing Supplement No. 17                        Dated: October 4, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000

HELLER FINANCIAL, INC.

MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FIXED RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $30,000,000                         Issue Price: 100%

Original Issue Date: October 9, 1996      Stated Maturity Date: October 15, 1999

Form: [X] Book-Entry  [_] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [_] Yes [_] No
       (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
       (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
                [ ] Federal Funds Rate [ ] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 15th day of April and October of each year, beginning April 15, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

                                                 Rule 424(b)(3)
                                                 File No. 33-62479

Pricing Supplement No. 17                        Dated: October 4, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



Initial Interest Rate: 6.405%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                       Minimum Interest Rate: N/A

Spread (+/-): N/A                                Spread Multiplier: N/A

Optional Redemption: [_] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be   % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [_] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
      (If other than as specified in the Prospectus Supplement)

Discount Note: [_] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .137%.

Other Provisions:  a) AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                      NO. 17 UNDER MTN-SERIES G PROGRAM: $460,800,000.00
                   b) CUSIP #42333HGA4

Agent:  J.P. Morgan Securities, Inc.
        60 Wall Street
        New York, New York 10260-0060

                                                  Rule 424(b)(3)
                                                  File No. 33-62479


Pricing Supplement No. 18                         Dated: October 4, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount:  $10,000,000                    Issue Price: 100 %

Original Issue Date: October 9, 1996       Stated Maturity Date: October 8, 1999

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
                [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period:  Quarterly

Interest Payment Period:  Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement): The 8th of January, April, July and October of each year, beginning January 8, 1997, up to but excluding the Stated Maturity Date.


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 8th of January, April, July and October of each year, beginning January 8, 1997, up to but including the Stated Maturity Date.

                                                 Rule 424(b)(3)
                                                 File No. 33-62479

Pricing Supplement No. 18                        Dated: October 4, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 5.68125%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                       Minimum Interest Rate: N/A

Spread (+/-):+.15%                               Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .137%.

Other Provisions:  a) AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                      NO. 18 UNDER MTN-SERIES G PROGRAM: $490,800,000.00
                   b) CUSIP #42333HGB2

Agent: First Chicago Capital Markets, Inc.
       One First National Plaza
       Chicago, IL 60670

                                                 Rule 424(b)(3)
                                                 File No. 33-62479

Pricing Supplement No. 19                        Dated: October 7, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000                     Issue Price: 100%

Original Issue Date: October 10, 1996     Stated Maturity Date: October 10, 1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
       (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
       (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
       (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
                [ ] Federal Funds Rate [X] Prime Rate [ ] Other: Fixed

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a Two Business Day cutoff prior to each Interest Payment Date.


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 10th day of January, April, July and October, beginning January 10, 1997, up to and including the Stated Maturity Date.

                                                  Rule 424(b)(3)
                                                  File No. 33-62479

Pricing Supplement No. 19                         Dated: October 7, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Interest Determination Date(s): Daily, With One Day Delay

Initial Interest Rate: To be determined

Index Maturity: Daily

Day Count Convention: Act/360

Maximum Interest Rate: N/A                       Minimum Interest Rate: N/A

Spread (+/-): -2.79%                              Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be    % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by    % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: 0%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 19 UNDER MTN-SERIES G PROGRAM: $500,800,000.00
                   b)  CUSIP #42333HGC0

Agent:  Goldman, Sachs & Co.
        85 Broad Street
        27th Floor
        New York, New York 10004